Exhibit 99.1

Move, Inc., Announces Appointment of Robert J. Krolik as Chief Financial Officer

WESTLAKE VILLAGE, Calif.--(BUSINESS WIRE)--July 7, 2009--Move, Inc. (NASDAQ: MOVE), the leader in online real estate, today announces the appointment of Robert J. Krolik as chief financial officer, effective July 20, 2009.

Krolik brings 18 years of consumer market and public company experience to Move, most recently as vice president, global finance operations at eBay, Marketplaces division and previously as chief financial officer at Shopping.com, DigitalThink, and Karna LLC. Based at Move’s office in Campbell, California, Krolik will oversee corporate finance, accounting, facilities and investor relations, and will report to Move, Inc., Chief Executive Officer, Steve Berkowitz.

Krolik succeeds Move’s Chief Financial Officer Lew Belote, who plans to assist with the transition through September 4, 2009.

“Rob brings an outstanding track record of success to his new role at Move and I look forward to having him become a key strategic member of our executive team,” said Steve Berkowitz, chief executive officer of Move, Inc. “He brings a unique financial and business perspective to the Company that I’m confident will be invaluable as we move rapidly towards our next level of growth.”

Prior to joining Move, Krolik served as vice president, global finance operations at eBay, Marketplaces division. While in this role, Krolik led efforts to restructure the company’s financial architecture, resulting in a realigned cost-structure that enabled the company to achieve greater scale. In addition, Krolik also served as head of finance for eBay’s Marketplace International business. Prior to eBay, Krolik served as vice president and chief financial officer at Shopping.com in which he played an important role in the company’s initial public offering, and he was also instrumental in leading the company’s sale to eBay in September 2005. In addition, Krolik served as chief financial officer at DigitalThink from 2001 to 2004 and previously at Karna LLC from 1999 to 2001.

“I’m excited to join Move’s talented leadership team of executives at this pivotal point in the Company’s history,” said Krolik. “The tremendous level of optimism, energy and talent at Move were significant reasons influencing my decision to take on this new role. I’m looking forward to developing opportunities that will benefit our customers, shareholders and employees.”

Krolik began his career in 1991 at Arthur Andersen LLP before moving to SRI Consulting as director of finance from 1997 to 1999. Krolik holds a Bachelors, Business Administration from the University of Texas at Austin and is a certified public accountant.

ABOUT MOVE, INC.

Move, Inc. (NASDAQ: MOVE) is the leader in online real estate with 10.8 million(1) monthly visitors to its online network of websites. Move, Inc. operates: Move.com®, a leading destination for information on new homes and rental listings, moving, home and garden and home finance; REALTOR.com®, the official Web site of the National Association of REALTORS®; Moving.com; SeniorHousingNet.com™; and Top Producer® Systems. Move, Inc. is based in Westlake Village, California.

This press release may contain forward-looking statements, including information about management’s view of Move’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Move, its subsidiaries, divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Move files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Move’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Move cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Move expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

[1] comScore Media Metrics, May 2009

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CONTACT:
Move/Realtor.com
Julie Reynolds, 805-557-3080
Julie.reynolds@move.com
or
The Blueshirt Group
Todd Friedman or Stacie Bosinoff, 415-217-7722
todd@blueshirtgroup.com
stacie@blueshirtgroup.com